Exhibit 99.1

Qualys Announces Second Quarter 2020 Financial Results

Revenue Growth of 13% Year-Over-Year

GAAP EPS: $0.64; Non-GAAP EPS: $0.74

Raises 2020 Revenue Guidance to $359-$360.5 million

Raises 2020 GAAP EPS Guidance to $1.78-$1.83

Raises 2020 Non-GAAP EPS Guidance to $2.60-$2.65

Foster City, Calif., – August 10, 2020 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2020. For the quarter, the Company reported revenues of $88.8 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $26.3 million, non-GAAP net income of $30.3 million, Adjusted EBITDA of $42.8 million, GAAP net income per diluted share of $0.64, and non-GAAP net income per diluted share of $0.74.

“The unprecedented shift towards remote working caused by the COVID-19 pandemic has created significant new IT and cybersecurity challenges. With most employees working from home, there has been not only an explosion of remote endpoints accessing organizations’ critical assets and data, but also an increase in cyberattacks that are targeting these remote endpoints to exploit vulnerabilities. Qualys is uniquely positioned with its robust scalable cloud platform to enable organizations to both continuously monitor and quickly patch vulnerabilities. We have seen a strong uptake of our free Remote Endpoint Protection offering, with over 650 companies, including nearly 300 customer prospects, actively using the service, and we added additional malware detection capabilities to it this quarter. In addition, we have also seen a strong customer response to our Vulnerability Management, Detection and Response (VMDR®) application, with over 600 customers using VMDR, of which approximately 200 are new to our cloud platform. VMDR is helping make our Cloud Agents ubiquitous and, in turn, driving our multi-product adoption higher,” said Philippe Courtot, chairman and CEO of Qualys. “The recent introduction of our Multi-Vector EDR solution and our upcoming Data Lake / SIEM offering presents a significant extension of our cloud platform that will help our customers to further consolidate their IT, security and compliance stack during these challenging times.”

Second Quarter 2020 Financial Highlights

Revenues: Revenues for the second quarter of 2020 increased by 13% to $88.8 million compared to $78.9 million for the same quarter in 2019.

Gross Profit: GAAP gross profit for the second quarter of 2020 increased by 14% to $69.9 million compared to $61.4 million for the same quarter in 2019. GAAP gross margin was 79% for the second quarter of 2020 compared to 78% for the same quarter in 2019. Non-GAAP gross profit for the second quarter of 2020 increased by 14% to $72.0 million compared to $63.4 million for the same quarter in 2019. Non-GAAP gross margin was 81% for the second quarter of 2020 compared to 80% for the same quarter in 2019.

Operating Income: GAAP operating income for the second quarter of 2020 increased by 58% to $25.5 million compared to $16.1 million for the same quarter in 2019. As a percentage of revenues, GAAP operating income was 29% for the second quarter of 2020 compared to 20% for the same quarter in 2019. Non-GAAP operating income for the second quarter of 2020 increased by 35% to $36.5 million compared to $27.0 million for the same quarter in 2019. As a percentage of revenues, non-GAAP operating income was 41% for the second quarter of 2020 compared to 34% for the same quarter in 2019.

Net Income: GAAP net income for the second quarter of 2020 was $26.3 million, or $0.64 per diluted share, compared to $16.2 million, or $0.39 per diluted share, for the same quarter in 2019. As a percentage of revenues, GAAP net income was 30% for the second quarter of 2020 compared to 21% for the same quarter in 2019. Non-GAAP net income for the second quarter of 2020 was $30.3 million, or $0.74 per diluted share, compared to non-GAAP net income of $22.9 million, or $0.55 per diluted share, for the same quarter in 2019. As a percentage of revenues, non-GAAP net income was 34% for the second quarter of 2020 compared to 29% for the same quarter in 2019.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2020 increased by 28% to $42.8 million compared to $33.4 million for the same quarter in 2019. As a percentage of revenues, Adjusted EBITDA was 48% for the second quarter of 2020 compared to 42% for the same quarter in 2019.

Operating Cash Flow: Operating cash flow for the second quarter of 2020 decreased by 21% to $29.2 million compared to $36.9 million for the same quarter in 2019. As a percentage of revenues, operating cash flow was 33% for the second quarter of 2020 compared to 47% for the same quarter in 2019.

Second Quarter 2020 Business Highlights

Select New Customers:

BlueScope Steel, Bunzl plc, Carrier Global, Dodge & Cox, Edelman Financial Engines, Eni S.p.A, Fidelity National Financial, Florida Department of Transportation, Royal Group, Scholastic, TOMS, UNICEF, Visionworks, and Vistra.

Business Highlights:

•	Announced general availability of Qualys VMDR, which provides the ability to discover, assess, prioritize and patch critical vulnerabilities in real time, all from a single solution.

•	Added malware detection to our free Remote Endpoint Protection solution, which helps businesses secure remote workers, and also made it available to federal agencies via a no-cost 60-day pilot.

•	Delivered Vulnerability Management and Container Security to Microsoft Azure Security Center for virtual machines and containers.

•

Announced general availability of Qualys Cloud Agent on Google Cloud, providing customers with visibility of their workloads and virtual machines in Google Cloud with essentially no software to install or maintain.

•	Selected by Armor, a global provider of cybersecurity software, to embed Qualys VMDR into Armor Anywhere, an industry-leading cloud security platform.

•

Welcomed back Joo Mi Kim to serve as our Chief Financial Officer, named John Zangardi, former Homeland Security CIO, to our Board of Directors, and appointed Ben Carr as Chief Information Security Officer.

Financial Performance Outlook

Based on information as of today, August 10, 2020, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2020. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

Third Quarter 2020 Guidance: Management expects revenues for the third quarter of 2020 to be in the range of $91.6 million to $92.2 million, representing 11% to 12% growth over the same quarter in 2019. GAAP net income per diluted share is expected to be in the range of $0.40 to $0.42, which assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $0.65 to $0.67, which assumes a non-GAAP effective income tax rate of 21%. Third quarter 2020 net income per diluted share estimates are based on approximately 41.0 million weighted average diluted shares outstanding for the quarter.

Full Year 2020 Guidance: Management expects revenues for the full year 2020 to be in the range of $359.0 million to $360.5 million, representing 12% growth over 2019. GAAP net income per diluted share is expected to be in the range of $1.78 to $1.83, which assumes an effective income tax rate of 15%. Non-GAAP net income per diluted share is expected to be in the range of $2.60 to $2.65, which assumes a non-GAAP effective income tax rate of 21%. Full year 2020 net income per diluted share estimates are based on approximately 41.0 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2020 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Monday, August 10, 2020. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #4853148. A live webcast of the earnings conference call, investor presentation, prepared remarks, and supplemental historical financial spreadsheet can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys: One Cloud Platform – One Agent – One Global View

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 15,700 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their IT, security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The Company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; our expectations regarding the growth, benefits and market acceptance of our Vulnerability Management, Detection, and Response application and its ability to complement our product portfolio; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2020; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2020. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; the impact of the recent COVID-19 pandemic and related public health measures on our business; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 7, 2020.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, taxes, depreciation, amortization, stock-based compensation, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the third quarter and full year 2020 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2020. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2020 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$88,830	$78,929	$175,093	$154,272
Cost of revenues (1)	18,891	17,537	37,386	35,246

Gross profit	69,939	61,392	137,707	119,026
Operating expenses:
Research and development (1)	18,058	17,695	36,041	33,532
Sales and marketing (1)	15,783	17,165	34,013	34,480
General and administrative (1)	10,590	10,424	21,714	20,855

Total operating expenses	44,431	45,284	91,768	88,867

Income from operations	25,508	16,108	45,939	30,159
Other income (expense), net:
Interest expense	—	(28)	(3)	(70)
Interest income	1,392	2,198	3,316	4,249
Other income, net	194	231	59	8

Total other income, net	1,586	2,401	3,372	4,187
Income before income taxes	27,094	18,509	49,311	34,346
Provision for income taxes	775	2,277	4,298	4,848

Net income	$26,319	$16,232	$45,013	$29,498

Net income per share:
Basic	$0.67	$0.41	$1.15	$0.75

Diluted	$0.64	$0.39	$1.10	$0.71

Weighted average shares used in computing net income per share:
Basic	39,161	39,198	39,137	39,143

Diluted	40,919	41,530	40,928	41,570

(1) Includes stock-based compensation as follows:
Cost of revenues	$583	$552	$1,197	$1,097
Research and development	3,253	2,704	6,690	5,044
Sales and marketing	1,513	1,063	3,073	2,131
General and administrative	4,095	4,016	8,481	8,508

Total stock-based compensation	$9,444	$8,335	$19,441	$16,780

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$113,909	$87,559
Short-term marketable securities	233,922	211,331
Accounts receivable, net	75,938	78,034
Prepaid expenses and other current assets	24,338	18,692

Total current assets	448,107	395,616
Long-term marketable securities	97,483	119,508
Property and equipment, net	63,098	60,579
Operating leases - right of use asset	42,930	40,551
Deferred tax assets, net	16,971	18,830
Intangible assets, net	13,755	16,795
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	16,024	15,082

Total assets	$707,015	$675,608

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,395	$848
Accrued liabilities	24,810	22,784
Deferred revenues, current	199,732	192,172
Operating lease liabilities, current	9,161	7,663

Total current liabilities	235,098	223,467
Deferred revenues, noncurrent	19,070	20,935
Operating lease liabilities, noncurrent	45,050	44,015
Other noncurrent liabilities	23	388

Total liabilities	299,241	288,805
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	384,202	362,408
Accumulated other comprehensive income	2,435	1,162
Retained earnings	21,098	23,194

Total stockholders’ equity	407,774	386,803

Total liabilities and stockholders’ equity	$707,015	$675,608

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flow from operating activities:
Net income	$45,013	$29,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	15,633	15,809
Bad debt expense	299	86
Loss on disposal of property and equipment	—	183
Stock-based compensation	19,441	16,780
Accretion of discounts on marketable securities	(21)	(1,060)
Deferred income taxes	1,269	3,047
Changes in operating assets and liabilities:
Accounts receivable	1,797	12,555
Prepaid expenses and other assets	(6,725)	(6,896)
Accounts payable	220	(1,189)
Accrued liabilities	(972)	(85)
Deferred revenues	5,695	12,397
Other noncurrent liabilities	—	150

Net cash provided by operating activities	81,649	81,275

Cash flow from investing activities:
Purchases of marketable securities	(162,912)	(184,829)
Sales and maturities of marketable securities	164,109	193,270
Purchases of property and equipment	(11,568)	(14,138)
Business combinations	—	(1,850)

Net cash used in investing activities	(10,371)	(7,547)

Cash flow from financing activities:
Proceeds from exercise of stock options	20,430	8,991
Payments for taxes related to net share settlement of equity awards	(11,115)	(7,411)
Principal payments under finance lease obligations	(61)	(836)
Repurchase of common stock	(54,182)	(24,117)

Net cash used in financing activities	(44,928)	(23,373)

Net increase in cash, cash equivalents and restricted cash	26,350	50,355
Cash, cash equivalents and restricted cash at beginning of period	88,759	42,226

Cash, cash equivalents and restricted cash at end of period	$115,109	$92,581

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2019	2018
Net income	$26,319	$16,232	$45,013	$29,498
Depreciation and amortization of property and equipment	6,366	6,354	12,593	12,769
Amortization of intangible assets	1,520	1,520	3,040	3,040
Provision for income taxes	775	2,277	4,298	4,848
Stock-based compensation	9,444	8,335	19,441	16,780
Other income, net	(1,586)	(2,401)	(3,372)	(4,187)
Acquisition-related expenses (1) (2)(3)	—	1,059	20	1,253

Adjusted EBITDA	$42,838	$33,376	$81,033	$64,001

(1)	For six months ended June 30, 2020, includes $0.02 million of compensation related to acquisitions in 2019 and 2018.
(2)	For three months ended June 30, 2019, includes $0.1 million, $0.9 million and $0.04 million of compensation related to acquisitions in 2019, 2018 and 2017, respectively.
(3)

For six months ended June 30, 2019, includes $0.5 million, $2.1 million and $0.1 million of compensation related to acquisitions in 2019, 2018 and 2017, respectively, offset by $1.4 million of reversals of previous obligations.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Cost of revenues	$18,891	$17,537	$37,386	$35,246
Less: Stock-based compensation	(583)	(552)	(1,197)	(1,097)
Less: Acquisition-related expenses (1)	—	(3)	—	(3)
Less: Amortization of intangible assets	(1,495)	(1,495)	(2,990)	(2,990)

Non-GAAP Cost of revenues	$16,813	$15,487	$33,199	$31,156

GAAP Gross profit	$69,939	$61,392	$137,707	$119,026
Plus: Stock-based compensation	583	552	1,197	1,097
Plus: Acquisition-related expenses (1)	—	3	—	3
Plus: Amortization of intangible assets	1,495	1,495	2,990	2,990

Non-GAAP Gross Profit	$72,017	$63,442	$141,894	$123,116

GAAP Research and development	$18,058	$17,695	$36,041	$33,532
Less: Stock-based compensation	(3,253)	(2,704)	(6,690)	(5,044)
Less: Acquisition-related expenses (1)	—	(1,052)	(20)	(1,246)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Research and development	$14,780	$13,914	$29,281	$27,192

GAAP Sales and marketing	$15,783	$17,165	$34,013	$34,480
Less: Stock-based compensation	(1,513)	(1,063)	(3,073)	(2,131)
Less: Acquisition-related expenses (1)	—	(4)	—	(4)

Non-GAAP Sales and marketing	$14,270	$16,098	$30,940	$32,345

GAAP General and administrative	$10,590	$10,424	$21,714	$20,855
Less: Stock-based compensation	(4,095)	(4,016)	(8,481)	(8,508)

Non-GAAP General and administrative	$6,495	$6,408	$13,233	$12,347

GAAP Operating expenses	$44,431	$45,284	$91,768	$88,867
Less: Stock-based compensation	(8,861)	(7,783)	(18,244)	(15,683)
Less: Acquisition-related expenses (1)	—	(1,056)	(20)	(1,250)
Less: Amortization of intangible assets	(25)	(25)	(50)	(50)

Non-GAAP Operating expenses	$35,545	$36,420	$73,454	$71,884

GAAP Income from operations	$25,508	$16,108	$45,939	$30,159
Plus: Stock-based compensation	9,444	8,335	19,441	16,780
Plus: Acquisition-related expenses (1)	—	1,059	20	1,253
Plus: Amortization of intangible assets	1,520	1,520	3,040	3,040

Non-GAAP Income from operations	$36,472	$27,022	$68,440	$51,232

GAAP Net income	$26,319	$16,232	$45,013	$29,498
Plus: Stock-based compensation	9,444	8,335	19,441	16,780
Plus: Acquisition-related expenses (1)	—	1,059	20	1,253
Plus: Amortization of intangible assets	1,520	1,520	3,040	3,040
Less: Tax adjustment	(6,997)	(4,205)	(10,567)	(7,349)

Non-GAAP Net income	$30,286	$22,941	$56,947	$43,222

Non-GAAP Net income per share:
Basic	$0.77	$0.59	$1.46	$1.10

Diluted	$0.74	$0.55	$1.39	$1.04

Weighted average shares used in non-GAAP Net income per share:
Basic	39,161	39,198	39,137	39,143

Diluted	40,919	41,530	40,928	41,570

(1)	Relates to compensation expense from the acquisition of Adya, Layered Insight, 1Mobility and NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2020	2019
GAAP Cash flow provided by operating activities (1)	$81,649	$81,275
Less:
Purchases of property and equipment	(11,568)	(14,138)
Principal payments under finance lease obligations	(61)	(836)

Non-GAAP Free cash flows	$70,020	$66,301

(1)	Includes $0.6 million and $2.2 million of acquisition related expenses paid during the six months ended June 30, 2020 and 2019, respectively.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended June 30,
	2020	2019
GAAP Revenues	$88,830	$78,929
Plus: Current deferred revenue at June 30	199,732	176,609
Less: Current deferred revenue at March 31	(201,861)	(174,452)

Non-GAAP Calculated current billings	$86,701	$81,086

Calculated current billings growth compared to same quarter of prior year	7%	13%